UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2026

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by BKV Corporation (“BKV”) with the Securities and Exchange Commission (the “SEC”) on October 29, 2025, BKV entered into that certain Membership Interest Purchase Agreement, dated October 29, 2025 (the “Purchase Agreement”), with Banpu Power US Corporation, a Delaware corporation (“BPPUS”), to acquire one-half of the limited liability company interests of BKV-BPP Power, LLC, a Delaware limited liability company (the “BKV-BPP Power Joint Venture”), then held by BPPUS upon the terms and subject to the conditions of the Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the Purchase Agreement, the “Transaction”). The Transaction closed on January 30, 2026 (the “Closing”).

Item 1.01.      Entry into a Material Definitive Agreement.

Registration Rights Agreement

At Closing, BKV entered into a Registration Rights Agreement, dated as of January 30, 2026 (the “Registration Rights Agreement”), with BPPUS. Pursuant to the Registration Rights Agreement, BKV has agreed to, among other things, (i) provide BPPUS with certain Form S-3 demand and piggyback registration rights for the Stock Consideration (as defined in Item 2.01 of this Current Report on Form 8-K), subject to a 180-day lock-up and customary cutbacks, blackout periods and other limitations, (ii) pay certain registration expenses and (iii) provide BPPUS with customary indemnification rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Amended and Restated Limited Liability Company Agreement

At Closing, BKV and BPPUS entered into an Amended and Restated Limited Liability Company Agreement (the “A&R LLCA”), dated January 30, 2026, which governs the BKV-BPP Power Joint Venture to, among other things, (i) expand the purpose and powers of the BKV-BPP Power Joint Venture to pursue additional strategic initiatives, (ii) provide that BKV is entitled to appoint a majority of the Board of Directors of BKV-BPP Power Joint Venture (the “Joint Venture Board”), (iii) delegate the authority and responsibility for the day-to-day operation of the business of the BKV-BPP Power Joint Venture to BKV and (iv) provide BKV with the ability to unilaterally cause the BKV-BPP Power Joint Venture to make strategic acquisitions or investments in new power generation assets, make capital expenditures for new development projects and enter into new joint venture or joint development projects with one or more third parties for new power generation opportunities.

Pursuant to the A&R LLCA, no member of the BKV-BPP Power Joint Venture will be required to make capital contributions without such member’s consent. However, future capital contributions may be made by the members in certain specific circumstances. Under the new terms of the A&R LLCA, each member of the BKV-BPP Power Joint Venture has the ability to transfer or encumber such member’s membership interests in the BKV-BPP Power Joint Venture (subject to certain limitations). In addition, subject to limited exceptions, transfers by either member of their membership interests in the BKV-BPP Power Joint Venture will be subject to a right of first offer to purchase such membership interests from the other member, BPPUS will have certain tag-along rights in connection with transfers by BKV to third parties and BKV will have a drag-along right to consummate certain qualified sales.

For as long as BPPUS maintains an ownership interest in the BKV-BPP Power Joint Venture of at least 10%, consent from at least one member of the Joint Venture Board appointed by BPPUS will be required for certain specified actions referred to as “Board Reserved Matters,” such as: (i) any sale of the BKV-BPP Joint Venture or certain significant subsidiaries, or transfer of substantially all assets, merger, consolidation, amalgamation or similar business combination of the BKV-BPP Joint Venture, subject to certain exceptions; (ii) any winding up, dissolution or liquidation or any commencement of or any filing or petition for a voluntary bankruptcy or reorganization; (iii) any amendment, restatement, or revocation of organizational documents, subject to certain exceptions; (iv) any material change in the nature of the business or purpose of the BKV-BPP Joint Venture; (v) entry into certain related party transactions; (vi) the issuance, sale, repurchase, or redemption of any of the equity interests of the BKV-BPP Joint Venture; (vii) the admission of any new member to the BKV-BPP Joint Venture, subject to certain exceptions; (viii) the early termination without Joint Venture Board approval of, or the execution or material amendment of, any material contract, subject to certain exceptions; (ix) the incurrence of certain indebtedness beyond certain thresholds; and (x) the making of certain capital calls.

The foregoing description of the A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the text of the A&R LLCA, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference into this Item 1.01.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

The BKV-BPP Power Joint Venture is an existing joint venture between BKV and BPPUS that owns two modern combined cycle gas and steam turbine power plants located in the ERCOT North Zone in Temple, Texas. Following the Closing, the BKV-BPP Power Joint Venture is owned 75% by BKV and 25% by BPPUS. BKV will consolidate the financial results of the BKV-BPP Power Joint Venture into BKV’s consolidated financial results. Banpu Power Public Company Limited, the sole stockholder of BPPUS, is a public company listed on the Stock Exchange of Thailand and subsidiary of Banpu Public Company Limited, which is the ultimate parent company of BKV and BKV’s majority stockholder, Banpu North America Corporation.

Pursuant to the terms of the Purchase Agreement, the aggregate consideration paid by BKV in the Transaction (the “Purchase Price”) consisted of $115.1 million in cash and 5,315,390 shares of BKV common stock (the “Stock Consideration”). In accordance with the Purchase Agreement, the Purchase Price was determined pursuant to a formula of (x) $376.0 million less (y) $145.7 million, which is 25% of the net indebtedness of the BKV-BPP Power Joint Venture on the Closing date and paid 50% in cash and 50% in BKV common stock, with the number of shares of BKV common stock determined by dividing $115.1 million by $21.6609, which is the volume-weighted average price of BKV common stock during the twenty (20) consecutive trading-day period ended October 28, 2025. The Stock Consideration is subject to a 180-day lock-up.

BKV funded the cash consideration for the Transaction with a combination of cash on hand and the net proceeds from its recently completed underwritten public equity offering of 6,900,000 shares of BKV common stock.

The section of the definitive information statement on Schedule 14C (the “Information Statement”), filed by BKV with the SEC on December 31, 2025, entitled “The Transaction — Interests of Certain Persons in Matters to be Acted Upon” is incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, at the Closing, BKV issued the 5,315,390 shares of BKV common stock comprising the Stock Consideration. The Stock Consideration was issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) thereof.

Item 7.01.      Regulation FD Disclosure.

On January 30, 2026, BKV issued a press release announcing the Closing. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act, or the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements regarding the expected benefits of the potential Transaction to BKV and the timing thereof. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including BKV’s ability to achieve the benefits of the potential Transaction. Other factors that could cause actual results to differ from those in forward-looking statements include the demand for power and the commercial success of the BKV-BPP Power Joint Venture. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the SEC, including the risks and uncertainties addressed under the heading “Risk Factors” in the Information Statement, as well as BKV’s most recent Annual Report on Form 10-K filed and any subsequent Quarterly Reports on Form 10-Q. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of January 30, 2026, by and between BKV Corporation and Banpu Power US Corporation.
10.2*	Amended and Restated Limited Liability Company Agreement of BKV-BPP Power LLC, dated as of January 30, 2026.
99.1	Press Release, dated January 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. BKV undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

January 30, 2026	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer